SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2007

 AARON RENTS, INC

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 24, 2007, Aaron Rents, Inc. issued a press release to announce its financial results for the third quarter of 2007. A copy of the press release is attached as Exhibit 99.1.

The press release presents the Company's estimate of its diluted earnings per share for fiscal 2007 excluding the gain on the sale of a parking deck across from its Atlanta headquarters. As material real estate sales are not common occurrences in the Company's businesses, management believes that presentation of this particular non-GAAP financial measure is useful because it allows investors to more easily evaluate and compare the performance of the Company's core sales and lease ownership and corporate furnishings businesses from period to period. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP, such as the Company's estimated GAAP basis diluted earnings per share for fiscal 2007, which is also presented in the press release.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired:

None.

(b)	Pro Forma Financial Information:

None.

(d)	Exhibits:

Exhibit No.	Description
99.1	Aaron Rents, Inc. press release dated October 24, 2007, announcing the Company’s financial results for the third quarter of 2007 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON RENTS, INC.

	By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President,
Chief Financial Officer

Date: October 24, 2007